

                                                                                           EXHIBIT 12
                                                                                           Page 1

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    --------------------------
                                                                                      2003               2002
                                                                                    ---------          -------
                                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................       $ 53,882           $39,979
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         25,827            24,148
     Provision for income taxes..............................................         38,460            29,149
     Interest element of rentals charged to income (a).......................            791               778
                                                                                    --------           -------

       Earnings as defined...................................................       $118,960           $94,054
                                                                                    ========           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................       $ 23,312           $22,717
   Other interest expense....................................................           (159)           (1,244)
   Subsidiary's preferred stock dividend requirements........................          2,674             2,675
   Interest element of rentals charged to income (a).........................            791               778
                                                                                    --------           -------

       Fixed charges as defined..............................................       $ 26,618           $24,926
                                                                                    ========           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           4.47              3.77
                                                                                    ========           =======


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.


                                                             135


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


                                                                                                 EXHIBIT 12
                                                                                                 Page 2

                      JERSEY CENTRAL POWER & LIGHT COMPANY

         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    --------------------------
                                                                                      2003               2002
                                                                                    ---------          -------
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................       $ 53,882           $39,979
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         25,827            24,148
     Provision for income taxes..............................................         38,460            29,149
     Interest element of rentals charged to income (a).......................            791               778
                                                                                    --------           -------

       Earnings as defined...................................................       $118,960           $94,054
                                                                                    ========           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND
   REQUIREMENTS (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................................       $ 23,312           $22,717
   Other interest expense....................................................           (159)           (1,244)
   Preferred stock dividend requirements.....................................          2,799             3,428
   Adjustment to preferred stock dividends
     to state on a pre-income tax basis......................................             89               549
   Interest element of rentals charged to income (a).........................            791               778
                                                                                    --------           -------

       Fixed charges as defined plus preferred stock dividend requirements
         (pre-income tax basis)..............................................       $ 26,832           $26,228
                                                                                    ========           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)....................................................           4.43              3.59
                                                                                    ========           =======


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                          136


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


                                                                                                 EXHIBIT 12
                                                                                                 Page 1


                           METROPOLITAN EDISON COMPANY
                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    --------------------------
                                                                                      2003               2002
                                                                                    ---------          -------
                                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $16,800           $26,612
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         12,892            12,566
     Provision for income taxes..............................................         11,426            18,891
     Interest element of rentals charged to income (a).......................            123                58
                                                                                     -------           -------

       Earnings as defined...................................................        $41,241           $58,127
                                                                                     =======           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................        $10,539           $10,455
   Other interest expense....................................................            463               273
   Subsidiary's preferred stock dividend requirements........................          1,890             1,838
   Interest element of rentals charged to income (a).........................            123                58
                                                                                     -------           -------

       Fixed charges as defined..............................................        $13,015           $12,624
                                                                                     =======           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           3.17              4.60
                                                                                     =======           =======




(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

                                                        137



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


                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                          PENNSYLVANIA ELECTRIC COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    --------------------------
                                                                                      2003               2002
                                                                                    ---------          -------
                                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $ 4,194           $18,839
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................          9,370            10,861
     Provision for income taxes..............................................          3,773            13,463
     Interest element of rentals charged to income (a).......................            456               318
                                                                                     -------           -------

       Earnings as defined...................................................        $17,793           $43,481
                                                                                     =======           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................        $ 7,339           $ 8,421
   Other interest expense....................................................            143               605
   Subsidiary's preferred stock dividend requirements........................          1,888             1,835
   Interest element of rentals charged to income (a).........................            456               318
                                                                                     -------           -------

       Fixed charges as defined..............................................        $ 9,826           $11,179
                                                                                     =======           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           1.81              3.89
                                                                                     =======           =======



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                   138

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